EXHIBIT 10.34

      LEASE AGREEMENT ("Lease") dated August 14 1996 between: SDI Technologies, Inc. ("Landlord"), a Delaware Corporation, having an office at 1299 Main
Street, Rahway, New Jersey 07065, and FMI International Corp. ("Tenant"), having an office at 800 Federal Blvd., Carteret, New Jersey 07008.

                                   WITNESSETH

      WHEREAS, the Tenant through a sublease arrangement is currently leasing a total of 190,000 square feet of space from the Landlord at the Building located at 800 Federal Blvd., Carteret, New Jersey under the following two lease agreements: (i) Lease Agreement dated July 9, 1991 amended by Addendum of December 10, 1992, for 50,000 sq ft of space in Unit#2 of the Building which expires 12/31/97 with a cash security deposit of $25,000, and (ii) Lease Agreement dated December 10, 1992 amended by Addendum dated April 27, 1993, for 100,000 sq ft of space in Unit #3 of the building and 40,000 sq ft of space in the rear portion of Unit #1 of the Building which expires 12/31/97 with a letter of credit security deposit in the amount of $60,000; and

      WHEREAS, The Tenant desires to enter into a direct Lease with the Landlord to extend the term of its possession of the above space until January 31, 2003 under the following terms and conditions and also desires to lease an additional 46,100 sq ft of space in Unit 2 of the Building effective February 1, 1998 and an additional 30,500 sq ft of space in Unit 1 effective no later than October 1, 1996;

      NOW THEREFORE, Landlord, for and in consideration of the rental and other charges hereinafter set forth and agreed to be paid by Tenant, and the other covenants and conditions hereinafter stipulated, hereby leases to Tenant and Tenant hereby leases from Landlord the following space at the Building located at 800 Federal Boulevard, Borough of Carteret, County of Middlesex, State of New
Jersey:

            (a) the entire portion of Unit #3 which consists of 100,000 square feet, that rear portion of Unit #1 which is currently occupied by Tenant and consists of 40,000 square feet, and that portion of Unit #2 which is currently occupied by Tenant which consists of 50,000 square feet for a term of five (5) years and 1 month commencing on January 1, 1998 through January 31, 2003; and

            (b) that portion of Unit #2 which is currently unoccupied by Tenant which consists of 46,100 square feet for a term of five (5) years commencing February 1, 1998 through January 31, 2003.

            (c) that portion of Unit #1 which is currently unoccupied by Tenant which consists of 30,500 square feet commencing any time during the month of September 1996 (at the option of Tenant) through January 31, 2003.

            (d) all of the above space hereby being referred to as the demised premises or Premises.

      1. USE. (a) Tenant shall use the Premises for the storage, packing and distribution of dry goods, and for offices connected therewith, and for no other purpose.

            (b) No outside storage of any product or material is permitted by Tenant. However, Tenant may store empty containers and trailers in the parking area

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immediately in front of the Premises provided such storage does not interfere with access to the building or the use of the building parking areas and access roads by the Landlord or any of its other tenants. In no event will Tenant generate, process, treat, store or dispose of any toxic or hazardous material or substances as defined by the laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities.

            (c) Tenant shall, at Tenant's expense, obtain any and all licenses and permits necessary for such use. Landlord does not warrant the existing or future adequacies or sufficiencies of the demised premises for Tenant's present or future use. It is understood that: all such licenses and permits and applications for same shall be in the Tenant's name; all costs and expenses regarding the applications, permits and licenses shall be borne by Tenant; and failure to obtain such permits and licenses shall not relieve Tenant of its obligations under this Lease.

            (d) Tenant shall, at Tenant's expense, agree to fully observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to said Premises, or to the business to be conducted by the Tenant in the Premises.

            (e) Schedule A attached hereto and made a part hereof is a list of those substances (particularly chemicals) Tenant shall use or store on the demised Premises in connection with Tenant's operation of its business and use of the Premises. Tenant hereby agrees that whenever a new substance is planned to be used or stored, or Tenant discontinues using or storing a substance, Tenant shall immediately submit to Landlord an updated list, and obtain written consent to such storage from Landlord.

      2. RENT. (a) The basic rent which Tenant covenants and agrees to pay and Landlord agrees to accept for the demised premises is set forth on Schedule B and shall be payable in equal monthly installments in advance, on the 1st day of each month of the term, at the office of Landlord or such other place as Landlord may hereafter designate. All other sums payable by Tenant hereunder shall be payable within ten (10) days after Landlord renders a statement therefor, unless otherwise provided herein.

            (b) The Tenant agrees to maintain on deposit with the Landlord during the term of this Lease a Letter of Credit for $60,000.00 and $25,000 in cash as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant's part to be performed. The security deposits described herein shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event of a sale, subject to this Lease, the Landlord shall have the right to transfer the security deposit to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord.

      3. NET LEASE. (a) It is the mutual intention of Landlord and Tenant that the basic rent hereinabove specified shall be net to Landlord; that all costs, expenses and obligations of every kind relating to the demised premises such as Tenant's portion of the

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security and fire alarm system for the building (except as otherwise specifically provided in this lease) which may arise or become due during the term hereof shall be paid by Tenant; and that Landlord shall be and it hereby is indemnified by Tenant against liability for any such costs, expenses and obligations.

            (b) Tenant shall pay all expenses of operation of the demised premises other than (i) interest and amortization on any mortgage(s) covering the demised premises, and any income, franchise or other personal or corporate taxes of Landlord; and (ii) and Landlord's obligations under Section 7 hereof to make structural repairs. Tenant shall furnish to Landlord receipts or other satisfactory proof of payment of all obligations of Tenant hereunder within ten
(10) days after demand by Landlord.

      4. TAXES. (a) In addition to the basic rent set forth in Section 2, during the original term of the Lease, Tenant shall pay its prorata share (based on the portion of the demised premises occupied by the Tenant compared to the size of the entire demised premises) of "real estate taxes".

            (b) The term "real estate taxes" shall mean all taxes and assessments levied, assessed or imposed by any governmental authority upon or against the land on which the demised premises are situated and the buildings and improvements thereon, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the said land and/or buildings to the extent that the same shall be in lieu of or a portion of any of the aforesaid taxes or assessments.

            (c) The additional rent payable by Tenant under this Section shall be payable within ten (10) days after Landlord's delivery of a statement to Tenant therefor (but not earlier than one (1) month before the due date(s) of payment of the then current or previously due but unpaid installment(s) of the pertinent real estate taxes), accompanied by a photocopy of the pertinent real estate tax bill. Any such amount payable for a partial calendar year at the expiration of the term hereof shall be adjusted in proportion to the number of days in such partial calendar year during which this Lease shall be in effect. Landlord's failure to render any bill or statement under this Section shall not prejudice Landlord's rights thereafter to render the same or any other statement hereunder.

            (d) In the event Landlord shall obtain any refund of real estate taxes to which Tenant has theretofore contributed its share, Landlord shall promptly remit to Tenant the latter's said share of the net refund (after the deduction of all costs and expenses of Landlord in connection therewith).

            (e) Except as may otherwise be provided in the Bond Financing Agreement referred to in Section 22 of this Lease, Tenant may contest in good faith, by appropriate proceeding, at Tenant's own expense and free of any expense to Landlord, in Landlord's or Tenant's name, the amount of any increase in real estate taxes levied against the demised premises during the term of this Lease over the amount of such taxes for the base year, provided Tenant shall continue to pay its prorata share of such real estate taxes. In such event the proceeding shall be commenced as soon as possible after the assessment of the contested tax increase and shall be prosecuted to the final adjudication with

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dispatch. Upon the termination of the proceeding and the determination of the amount of the real estate taxes which were subject to such contest, any refund received by Landlord shall be disbursed to Tenant in accordance with subparagraph (d) above.

      5. ADDITIONAL CHARGES. All charges, costs and expenses which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, costs and expenses which Landlord may reasonably incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent, and in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the basic rent. Except as otherwise expressly provided herein, all basic rent and additional rent shall be payable when due without offset or deduction of any kind.

      6. SURRENDER. Tenant shall quit and surrender the premises at the end of the term, broom clean, in the same condition as when received, reasonable wear and tear and damage by fire, the elements or other casualty not due to Tenant's act or neglect and/or fully covered by Landlord's insurance excepted. Tenant shall make no alterations, additions or improvements to the premises without Landlord's prior written consent. Tenant shall have the right to remove such improvements made by Tenant to the premises provided the premises are returned to the Landlord in the same condition as when they were delivered to Tenant at the commencement of this Lease. All improvements made by Tenant to the premises which are so attached to the premises that they cannot be removed without injury thereto and which are not removed by the Tenant, and all alterations and additions to the premises shall become the property of Landlord upon installation, subject to Landlord's right, hereinafter provided, to have same removed by Tenant at the expiration of the term. Notwithstanding anything to the contrary hereinbefore stipulated, Landlord shall have the right, on notice to Tenant given at least thirty (30) days prior to the expiration of the term, to have all such alterations, additions and improvements, or such of them as Landlord shall designate removed by Tenant, at Tenant's cost and expense, provided that Tenant shall have no responsibility upon termination of this Lease to remove perimeter and location markings. Tenant, upon removal of any alterations, additions and improvements made by it shall restore the premises to the condition in which they were at the commencement of the term, reasonable wear and tear excepted. If any mechanic's lien is filed against the demised premises for work claimed to have been done or for materials claimed to have been furnished to Tenant, such lien shall be bonded or discharged by Tenant within thirty (30) days thereafter, at Tenant's expense.

      7. REPAIRS AND MAINTENANCE. (a) Throughout the term of this Lease, Tenant, at its expense, shall (i) maintain in good condition the demised-premises and the fixtures and equipment therein and that part of the grounds on which the premises are situated, and (ii) except as otherwise provided in Section 13 hereof, make all repairs, interior or exterior required to be made thereto, provided, however, that Landlord, at its expense, shall be responsible for structural repairs (the term "structural" shall include the roof, walls, columns, and floor) to the building unless the repair shall be of damage

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caused by the misuse, act or neglect of Tenant or Tenant's agents, employees or business invitees, in which case all such repairs not fully covered by Landlord's insurance shall be made by Tenant, at Tenant's expense. Wherever used herein the term "repairs" shall include all necessary replacements. All repairs made by Tenant shall be made at least in quality and class to the original work.

            (b) Tenant shall maintain the demised premises in a clean and orderly condition, free of dirt, rubbish, snow and ice, and shall not cause nor permit any rubbish or other materials to be placed on the adjoining areas retained by Landlord nor cause or permit any obstruction of such areas.

            (c) Except as aforesaid, or as otherwise expressly provided herein, Landlord shall not be required to furnish any services or facilities or to make any repair or alteration in or to the demised premises other than the repair of damages caused by the act or neglect of Landlord or Landlord's agents, employees or invitees. Except as aforesaid, Tenant hereby assumes full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the demised premises.

      8. MECHANICS LIENS. In the event that any mechanic's lien is filed against the premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant or as the result of any alterations, additions or improvements made by Tenant, and Tenant shall have failed to fully bond or discharge the same, Landlord may give notice to Tenant of Landlord's election to pay the said lien in Tenant's behalf and effect the discharge thereof of record and if Tenant, within thirty (30) days after the giving of such notice, shall have failed to fully bond or discharge such lien, Landlord may pay the same in Tenant's behalf without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord, on demand, for the total expenses incurred by Landlord in the discharge thereof.

      9. FIRE INSURANCE. Landlord shall continue to maintain, fire and extended coverage insurance protecting Landlord and Tenant as their interests may appear for replacement cost with respect to the demised premises during the original term of this Lease in companies and in manner and amounts satisfactory to the Landlord. Tenant shall be responsible to pay its prorata share (based on the portion of the demised premises occupied by the Tenant compared to the size of the entire demised premises) of the cost of any insurance maintained by the Landlord pursuant to this Section 9. Landlord shall bill to Tenant such prorata cost which bill shall be payable upon receipt by Tenant.

      10. UTILITIES. Tenant shall pay for the cost of heat and air conditioning for the demised premises. Tenant shall also pay for (i) all electricity and gas consumed by Tenant in the demised premises; and (ii) all water and any other utility services supplied thereto, and (iii) any sewer rent or charge imposed or assessed upon the premises.

      11. LIABILITY INSURANCE. Tenant shall obtain and, at its expense, keep in effect during the term hereof general liability insurance issued by one or more insurance companies licensed to do business in New Jersey insuring both Tenant and Landlord and such other parties in interest whom Landlord may designate against liability to any

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person(s), firm or corporation for injury or damage occurring in the demised premises or in the parking area or on the grounds adjacent thereto in combined limits of not less than One Million Dollars ($1,000,000). Each such policy shall provide that it may not be cancelled by the insurance carrier(s) without at least fifteen (15) days prior registered or certified mail notice of such cancellation. Tenant shall deliver to Landlord or to such other interested parties whom Landlord may designate a certificate or certificates issued by the insurance carrier(s) certifying that such insurance is in effect, and at least fifteen (15) days prior to the expiration of any such policy, Tenant shall furnish evidence satisfactory to Landlord that such policy has been renewed or replaced. Should Tenant fail to obtain and/or maintain such insurance, pay the premiums thereon when due, and/or cause the foregoing certificate(s) thereof or evidence of renewal of such insurance, as the case may be, to be delivered, then Landlord shall have the right to effect such insurance and pay the premiums therefor, in which event the monies so paid by Landlord shall be added and become a part of the rental due on the 1st day of the next succeeding month.

      12. SUBROGATION. There shall be no waiver of subrogation with respect to any insurance policies referred to in Section 9 hereof.

      13. FIRE OR OTHER CASUALTY. (a) If the demised premises shall be partially or totally damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord, using the proceeds of the insurance referred to in Section 9 hereof; provided, however, that if the cost of repairs, as reasonably estimated by Landlord, will exceed twenty five percent (25%) of the replacement value of the building exclusive of foundation) immediately prior to the occurrence of the damage, Landlord shall have the right to elect to terminate this Lease, exercisable by Notice to Tenant given within sixty (60) days after the occurrence. If such partial or total damage is not due to the fault or neglect of Tenant or Tenant's agents, employees or invitees, the rent shall be apportioned or abated, as the case may be, from the date of occurrence, according to the extent to which the demised premises are usable by Tenant, during the period of repair or up to the effective date of termination of the Lease, if Landlord shall so elect. Additionally, if damage or destruction of the premises is due to the fault or neglect of Tenant or Tenant's agents, employees or invitees, then if and to the extent not covered by Landlord's fire insurance, the debris shall be removed by and at the expense of Tenant. If such partial or total damage is due to the fault or neglect of Tenant or Tenant's agents, employees or invitees, there shall be no apportionment or abatement of rent during the period of repair or from the date of the occurrence to the effective date of termination of the Lease, if Landlord shall so elect, notwithstanding any delay which may arise by reason of adjustment of insurance claims, labor troubles or any other cause beyond Landlord's control.

            (b) Notwithstanding anything to the contrary stipulated in the preceding paragraph (a), if Landlord shall not have duly elected to terminate this Lease but the premises shall not be restored to full tenantability within one (1) month after the date of the occurrence, Tenant shall have the right, by notice to Landlord given within five (5) days after the expiration of the foregoing one (1) month period, to terminate this Lease.

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            (c) If the respective notices by Landlord or Tenant, as the case may be, provided in the preceding paragraphs (a) and (b) hereof shall have been duly given, the term of this Lease shall expire on the third day after the giving of such notice, with the same force and effect as if such date were the date originally fixed as the date of expiration of the term, and Tenant, if then in possession of any portion of the premises, shall vacate the entire premises and surrender the same to Landlord.

      14. CONDEMNATION. (a) If the demised premises, or such portion thereof as to render the balance (when reconstructed) unusable by Tenant, shall be taken by condemnation or right of eminent domain, either Landlord or Tenant, upon notice to the other, shall be entitled to terminate this Lease, provided such notice is given not later than thirty (30) days after Tenant has been deprived of possession. Should only part of the demised premises be so taken or condemned, and should this Lease not be terminated in accordance with the foregoing provision, Landlord covenants and agrees, within a reasonable time after such partial taking of the premises, to restore the demised premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the demised premises, as estimated by Landlord's architect, Landlord may, but shall not be obligated to, supply the amount of such insufficiency and restore said premises as above provided, with all reasonable diligence, or alternatively Landlord may terminate this Lease. Where Tenant has not already exercised any right of termination accorded to it under the foregoing portion of this Section, Landlord shall notify Tenant of Landlord's election not later than ninety (90) days after the final determination of the amount of the award.

            (b) Out of any award for any taking of the demised premises, in condemnation proceedings or by right of eminent domain, Landlord shall be entitled to receive and retain the amounts awarded for such demised premises and for Landlord's business loss. Tenant shall have no rights in or to any award made to Landlord by the condemning authority, except that Tenant shall have the right to make a claim with respect to the award for the value of its leasehold provided Bank (as that term is defined in Section 21 below) will be paid in full by the condemnation proceedings. Tenant may, however, separately claim or institute such proceeding as it may elect against the condemning authority for the taking of Tenant's fixtures and equipment and for such other damages which Tenant may legally be entitled to recover separately from the condemning authority.

            (c) In the event of any such taking of the demised premises, the basic rent, or a fair and just proportion thereof, according to the nature and extent of the damage sustained shall be abated.

      15. DEFAULT. (a) If a decree or order of a court having jurisdiction in the premises shall be entered (i) adjudging Tenant bankrupt or insolvent, or
(ii) approving as properly filed a petition seeking reorganization of Tenant under any bankruptcy or insolvency law, or (iii) for the winding up or liquidation of Tenant's affairs, or (iv) for the appointment of a receiver or a liquidator or trustee in bankruptcy or insolvency of Tenant or of any of Tenant's property, and such decree or order shall continue undischarged or

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unstayed for thirty (30) days; or if Tenant shall institute or consent to insolvency or bankruptcy proceedings by or against Tenant, or file a petition, answer or consent seeking a reorganization under any insolvency or bankruptcy law, or consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of Tenant or Tenant's property, or make assignment for the benefit of creditors, or admit in writing Tenant's inability to pay debts generally as they become due, or take corporate action in furtherance of any of the aforesaid purposes, then and in any such event Landlord may, if Landlord so elects, with or without notice or entry or other action, forthwith terminate and cancel this Lease, and shall upon such termination or cancellation be entitled to recover damages in an amount equal to the then present value of the rent and other charges provided to be paid by Tenant hereunder for the residue of the stated term, less the fair rental value of the premises for such residue or in any greater amount as may be permitted by law up to the full amount of the rent reserved by this Lease to the end of the stated term.

            (b) Should Tenant default in the performance of any of its obligations hereunder, or if the demised premises become vacant or deserted, Landlord may give notice to Tenant specifying the nature of said default. Should Tenant, within ten (10) days after the giving of such notice respecting a default in payment of rent or other charges, or within thirty (30) days after the giving of such notice respecting any other default, have failed to remedy the default specified in Landlord's notice or, if the remedying of a default other than the payment of rent or other charges shall require more than thirty
(30) days, if performance thereof shall not have commenced during the said thirty (30) day period and thereafter have been completed with due diligence, Landlord, by notice to Tenant, may elect to terminate this Lease and upon the expiration of three (3) days from the date of Landlord's notice of termination the term of this Lease shall come to an end as fully and completely as if the date of expiration of said three (3) day period were the date originally fixed for the expiration of the term hereof, and Tenant shall then vacate the demised premises and surrender the same to Landlord but Tenant shall remain liable as hereinafter provided.

            (c) If the term shall expire as aforesaid Landlord may, without notice, reenter the demised premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, and Tenant hereby waives the service of intention to reenter or to institute legal proceedings to that end.

            (d) In the case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, Landlord or its agents shall have the right to and may peaceably enter the premises without being liable for any prosecution or damage therefor, and may relet the premises as the agent of Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to Landlord and all rights of Tenant to repossess the premises under this Lease shall be forfeited. Such re-entry by Landlord shall not operate to release Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. Tenant shall be liable to Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent and

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other charges provided in this Lease, Landlord, at its option may require Tenant to pay such deficiency, month by month, or may hold Tenant in advance for the entire deficiency to be realized during the term of reletting. Tenant shall not be entitled to any surplus accruing as a result of the reletting. Landlord shall have the right, as agent of Tenant, after provision of prior written notice to Tenant, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. Tenant agrees to pay, as additional rent, all reasonable attorneys' fees and other expenses incurred by Landlord in enforcing any of the obligations under this Lease.
Tenant hereby waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the demised premises pursuant to the terms of this Lease.

      16. INDEMNIFICATION. Tenant covenants and agrees with Landlord that during the term of this Lease and any renewed term(s) hereof Tenant will indemnify and hold Landlord harmless from and against all claims, debts, demands or obligations which may be made against Landlord or Landlord's title to the premises arising by reason of or in connection with any breach of any of the provisions of this Lease by Tenant, and if it becomes necessary for Landlord to defend any action seeking to impose any such liability, Tenant will pay Landlord all court costs and reasonable attorneys' fees incurred by Landlord in effecting such defense in addition to any other sums which Landlord may be obligated to pay by reason of the entry of a judgment against Landlord in the litigation in which such claim is asserted.

      17.SUBORDINATION. (a) Subject to the mortgagee's agreement to the provisions of subparagraph (b) of this Section, this Lease is subject and subordinate to all mortgages now affecting the demised premises and all mortgages made with a bank or other institutional lender hereafter affecting the demised premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of this subordination, Tenant shall promptly execute any subordination agreement in accordance with the terms hereof or any certificate thereof which Landlord may request. Should Tenant fail to do so within ten (10) days after Landlord's request therefor, Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such subordination agreement or certificate for and on behalf of Tenant.

            (b) Landlord agrees to request at the beginning of the term hereof and from time to time during the term hereof that the holder of each such mortgage (the "mortgagee") to agree in writing that in the event of a default by Landlord in the payment of any monies or in the performance of any of Landlord's other obligations under such mortgage and the mortgagee shall institute foreclosure proceedings, Tenant's use and possession of the premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant shall pay the rent and additional rent and shall not

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otherwise be in default hereunder; provided, however, that Landlord shall have no responsibility for the failure or refusal of any mortgagee to enter into such "non-disturbance" agreement.

      18. RIGHT OF ENTRY. Landlord or Landlord's agents shall have the right, after reasonable notice to Tenant and subject to Tenant's usual security requirements, to enter the demised premises at reasonable hours during the day or night to examine the same or to make such repairs or alterations thereto as Landlord shall deem necessary or desirable (there being no obligation, however, on the part of Landlord to make any such repairs or alterations), and Landlord shall be allowed to take all materials into and upon said premises that may be required for such work without the same constituting an eviction of Tenant, in whole or in part, and the rent herein stipulated shall not abate while such repairs are being made nor shall Landlord be liable for any loss or interruption of business of Tenant by reason of such work. For one year prior to the expiration of the term hereof and at any time thereafter, Landlord may exhibit the premises, at reasonable hours during the day or night, to prospective purchasers and put upon the premises a suitable "For Sale" sign. For one year prior to the term hereof, Landlord or Landlord's agents may exhibit the premises to prospective tenants and may place the usual "To Let" signs thereon. Notwithstanding anything to the contrary herein provided, the foregoing entry into the premises by Landlord or Landlord's agents for the purposes aforesaid shall not unreasonably interfere with the conduct of Tenant's business.

      19. LAWFUL USE. Tenant will not at any time use or occupy the demised premises in violation of any certificate of occupancy issued for the demised premises or in violation of any applicable laws, orders and regulations of all governmental authorities having jurisdiction thereof, now or hereafter issued, relating to Tenant's use and occupancy of the demised premises and the conduct of its business therein. In the event any such governmental authority shall at any time during the term or renewed term of this Lease contend and/or declare by notice, violation order or in any other manner whatsoever that the demised premises are being used for a purpose which is a violation of such certificate of occupancy, or in violation of law, Tenant shall, upon five (5) days notice from Landlord, immediately discontinue such use of the premises or promptly take such action as may be required to make such use legal. The failure by Tenant to do so shall be deemed a default by Tenant in the fulfillment of a covenant hereof for which Landlord shall have the right to terminate this Lease. If structural alterations or additions are required to comply with the certificate of occupancy or applicable laws unrelated to Tenant's business operations and its use of the premises, such alterations or additions shall be made by Landlord, at Landlord's expense.

      20. FORCE MAJEURE. This lease and the obligations of Tenant to pay the rent and other charges hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause beyond Landlord's control, including but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Provided that in the event that Tenant is deprived of the use of any space rented hereunder in the premises for any of the reasons set forth above, Tenant shall have its rent abated for the period of such deprivation with respect to that portion of the demised premises which it has been deprived the use of. Conversely, Tenant shall not be deemed to be in default in the performance of any of its obligations hereunder other than its covenants to pay the rent and other charges herein provided to be paid by Tenant if Tenant is prevented or delayed in performing such non-monetary obligations for any of the reasons set forth in the preceding sentence of this Section.

      21. EXISTING MORTGAGES. (a) Tenant acknowledges that Landlord has advised Tenant that the demised premises are subject to a mortgage (the "Mortgage") made by the Landlord in favor of the the New Jersey Economic Development Authority (the "Authority") to secure the loan of the proceeds of the sale of certain bonds issued by the Authority in the aggregate principal amount of Nine Million ($9,000,000) Dollars designated "Industrial Development Bond (Soundesign Corporation - 1984 Project)"(the "Bond") and sold to Manufacturers Hanover Trust Company (now Chemical Bank)(the "Bank") for the acquisition and construction by Landlord of the demised premises. In connection therewith, the Authority, the Landlord and the Bank have entered into a Bond Financing Agreement which stipulates the terms and conditions under which the Landlord may lease the demised premises.

            (b) Tenant hereby acknowledges receipt from Landlord of a copy of the Bond Financing Agreement.

            (c) To the extent that the provisions thereof are applicable to Tenant, Tenant hereby covenants and agrees to be bound by and perform each and all of the provisions of the Bond Financing Agreement. Landlord represents that such provisions of the Bond Financing Agreement do not substantially interfere with Tenant's reasonable contemplated use of the premises.

      22. TAX-EXEMPT STATUS. (a) It is understood that the Bond is a tax-exempt industrial development bond. In order for the Bond to retain its tax-exempt status, the requirements under Section 144(a) of the Internal Revenue Code ("Code") must continue to be satisfied by Tenant. Section 144(a) of the Code currently provides for a $10,000,000 limit on capital expenditures for a facility whether or not these expenditures are made from the proceeds of the bond issues. The limitation applies not only to a principal user of such facilities but also to any related parties as defined in the Code within the Project Municipality (as defined in the Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities. The capital expenditure limitation applies for a period of three years prior to the issuance of the bonds and three years after the issuance of the bonds. Also, all prior issues within the Project Municipality (as defined in the

Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities with respect to a particular user and its related parties are aggregated together to determine whether the $l0,000,000 limitation has been exceeded with respect to any new issues, If the $10,000,000 limitation has been exceeded through either excess capital expenditures or through the issuance of bonds in excess of the limitation, then all bonds with respect to the facilities for a particular user lose their tax-exempt status.

            (b) Accordingly, Tenant hereby represents and expressly agrees as follows:

            (i) Neither Tenant nor any of its related parties are or have been principal users with respect to any facilities financed through the issuance of industrial development bonds (as defined in Section 144(a) of the Code) located in the Project Municipality (as defined in the Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities;

            (ii) This Lease is subject to the lien of the Mortgage;

            (iii) The demised premises (comprising a portion of the Project, as such term is defined in the Bond Financing Agreement) will be operated by Tenant as an authorized project under The New Jersey Economic Authority Act, as amended and supplemented, in accordance with the factual statement made by the Tenant to the Authority with respect to the number of persons employed by Tenant at the demised premises and Tenant's use of the demised premises;

            (iv) So long as the Mortgage and the Bond shall remain unpaid, Tenant will submit employment reports as to its operations in accordance with the requirements of Section 7.09 of the Bond Financing Agreement, as follows: within thirty (30) days after the close of each calendar year of the term of this Lease and any renewed term, Tenant shall furnish to Landlord a list of Tenant's employee's job descriptions and salaries and the number of employees in each category as of the year-end at the demised premises. Tenant shall also provide Landlord with the annual average number of full time, part time or seasonal employees at the demised premises in the following categories: (i) professional, managerial, technical and (ii) skilled, and (iii) semi-skilled or unskilled. Landlord shall then prepare the written report in accordance with
Section 7.09 of the Bond Financing Agreement and file it with the Authority on behalf of the Tenant. Landlord shall reimburse Tenant for the reasonable cost of preparing the reports referred to herein.

            (v) Tenant will not consolidate nor merge with a corporation or become a member of a partnership, firm or association, or gain control of any person, firm or corporation, or acquire greater than 50% of the outstanding stock of any corporation, or enter into any exchange of property for stock or stock for property pursuant of a plan of reorganization with another firm or corporation, which corporation, partnership, firm or association may under
Section 144(a) of the Internal Revenue Code (the "Code") constitute a principal user or a related person of a principal user with respect to facilities which are or which will be located in the Project Municipality (as defined in the Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities, and as to which there is outstanding an issue of industrial development bond (as defined, in Section 144(a) of the Code) that has been issued prior to the issuance of the

Bond and the proceeds of which prior issue of bonds have been or will be used with respect to such facilities.

            (vi) Tenant will not assume obligations under any contract or agreement which assumption would constitute Tenant a principal user or a related person of principal user with respect to facilities which are or which will be located in the Project Municipality (as defined in the Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities and as to which there is outstanding an issue of industrial development bonds (as defined in Section 144(a) of the Code) that has been issued prior to the issuance of the Bond, the proceeds of which prior issues of bonds have been or will be used with respect to such facilities.

            (vii) Tenant has not and will not make any capital expenditures as defined in Section 144(a) of the Code with respect to this facility and/or any other facilities in the Project Municipality (as defined in the Bond Financing Agreement) or the facilities adjacent thereto or integrated with such facilities which in the aggregate would exceed the Section 144(a) limitation.

      23. COVENANTS OF LANDLORD. (a) Landlord covenants and agrees to perform all of Landlord's obligations under the Bond Financing Agreement except to the extent that such obligations are assumed by Tenant hereunder.

            (b) Landlord further covenants and agrees with Tenant that upon Tenant paying the rent, additional rent and other charges hereinbefore stipulated and observing and performing all the other obligations on Tenant's part hereunder, Tenant may peaceably and quietly occupy, possess and enjoy the demised premises subject, nevertheless, to the terms and conditions of this Lease.

      24. CURE OF DEFAULT. If during the term of this Lease or any renewed term hereof either Landlord or Tenant shall default in the performance or observance of any agreement, condition or other provision contained in this Lease or in any mortgage now or hereafter affecting the demised premises on its part to be performed or observed, and shall not cure such default within the notice period provided for under the applicable provisions of this Lease or such mortgage and in any case where no such notice is provided for, within twenty (20) days after notice in writing from the other party specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), either party may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of the defaulting party, and the defaulting party shall reimburse the other for any amount paid and any reasonable expenses or reasonable contractual liability so incurred. Tenant may deduct any such amount due it from rental payments next thereafter accruing, provided that it shall simultaneously notify the Authority and the Bank during the existence of the Bond Financing Agreement and/or the then holder of any mortgage covering the demised premises of the existence of such default, and Landlord may add any such amount due to it to the rental payment next thereafter accruing. Notwithstanding anything to the contrary hereinbefore stipulated, Landlord or Tenant may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to the other party if it is necessary to avoid any default under the Bond Financing Agreement or such mortgage or to protect the premises and/or their respective interests therein or to prevent injury or damage to persons or property.

      25. CONDITION TO EXISTENCE OF LEASE. Pursuant to Section 7.14 of the Bond Financing Agreement, this Lease is conditioned upon and is subject to the express consent of all of the following parties: the Authority, the Bank, and any "Holders" as that term is defined in Section 1.01 (b) of the Bond Financing Agreement which consent has been previously obtained.

      26. ASSIGNMENT OR SUBLEASE. (a) Tenant shall not assign this Lease nor sublet nor encumber the demised premises or any part thereof nor permit the demised premises or any part thereof to be used by others without the prior written consent in each instance of (i) the Landlord, and as long as the Bond and Mortgage shall remain unpaid, (ii) the Authority, (iii) the Bank, and (iv) the "Holders" as that term is defined in Section 1.01 (b) of the Bond Financing Agreement.

            (b) As conditions precedent to Landlord's consent (and provided Tenant shall have obtained the prior written consent of the Authority, the Bank and the Holders if the Bond and Mortgage shall then remain unpaid, and if the assignment of lease or sublease shall contain the provisions required under the Bond Financing Agreement and the proposed assignee or subtenant has complied therewith) Tenant shall deliver to Landlord a fully executed copy of the assignment or sublease, as the case may be, in which the assignee shall assume performance of each and all of the obligations of Tenant under this Lease or the subtenant shall agree that its tenancy under the sublease shall be subject to and subtenant will not violate the terms, covenants and conditions of this Lease.

            (c) Any assignment of this Lease or any sublease hereof shall not release or discharge Tenant from any liability under this Lease, and Tenant shall continue to be and shall remain liable for the full and faithful performance of all obligations on the part of Tenant hereunder. The consent of Landlord (and the consent of the Authority, the Bank and the Holders) to an assignment or a sublease shall not be deemed a consent to any further assignment or further sublease.

      27. BROKERS. Each party represents and warrants to the other that it has had no dealings with any real estate broker, other than Bussel Realty Corp.
with respect to any matters under this Lease Agreement. Landlord agrees to pay all brokerage commissions charged by Bussel Realty Corp. with respect to this Lease. Each party hereby indemnifies and agrees to hold the other party harmless from and against any claim or liability (including costs and expenses and reasonable attorneys' fees) for commissions or other compensation by or to any other real estate broker, firm or salesman.

      28. NOTICES. Except as hereinafter provided, all notices, offers, demands or other communications hereunder shall be valid only if sent by registered or certified mail addressed to Landlord or Tenant, as the case may be, at their respective addresses hereinbefore set forth, or at such other address which either Landlord or Tenant may hereafter furnish to the other of them by similar notice. Any notice, demand or other communication so given shall be effective as of the date of its mailing. Any bill or statement from Landlord to Tenant shall be deemed sufficiently rendered if in writing and addressed to Tenant and delivered or left or sent by ordinary mail addressed to Tenant at Tenant's office or at such other address of which Tenant may hereafter give notice to Landlord.

      29. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

      30. LIABILITY OF LANDLORD. (a) Tenant specifically agrees that there shall be no personal liability on the part of any individual or the members of any joint venture, tenancy in common, firm or partnership who are now or hereafter may be the Landlord of the demised premises or the mortgagee in possession thereof or the agent of any such Landlord or mortgagee in respect of any covenant or condition of this Lease on the part of Landlord, and that Tenant shall look solely to said persons' equity in the premises for the satisfaction of any judgment predicated on a breach of any of the said covenants and conditions.

            (b) Notwithstanding anything to the contrary stipulated in the preceding paragraph (a) hereof, in the event that at the date of Landlord's sale of the premises the Bond Financing Agreement shall be in force and effect and the Bank or its successors or assigns shall not have entered into the non-disturbance agreement with Tenant referred to in Section 17(b) hereof, then and solely in such events Landlord shall remain liable during the term of the Bond Financing Agreement for all obligations on the part of Landlord under the Bond Financing Agreement except for those obligations thereunder which have been expressly assumed by Tenant under this Lease.

      31. WORKERS COMPENSATION. Tenant further covenants and agrees that at all times during the term of this Lease Tenant will comply with the laws of the State of New Jersey relating to Workers Compensation.

      32. CONDITIONS OF PREMISES. (a) Tenant acknowledges that it has inspected the demised premises and has not relied upon any representations or warranties of any nature made by Landlord other than those contained herein or any other third party, including but not limited to the demised premises' condition.

            (b) Landlord warrants that the demised premises are in good operating condition as of the commencement of the Lease.

      33. ENVIRONMENTAL MATTERS. (a) Should any state or federal environmental agency upon a determination find that the demised Premises require a clean up because of contaminated or hazardous substances, and such substances were placed upon the demised Premises during the occupancy or use of the demised Premises by Tenant, Tenant hereby agrees to take on the responsibility of such clean up and pay all costs, expenses and fines, if any, relating to said clean up.

            (b) Tenant shall indemnify and save harmless Landlord against any action, claim or liability (for death, personal injury or property damage) made against Landlord by third parties concerning any contaminated or hazardous substances placed upon the demised Premises by Tenant during the occupancy or use of the demised Premises by Tenant.

            (c) Tenant shall comply with the Tenant's obligations under, and Landlord shall comply with the Landlord's obligations under the Environmental Clean-up Responsibility Act, N.J.S.A. 13:1K-6 et seq, the regulations promulgated thereunder and any successor legislation and regulations ("ECRA") as necessary upon the "closing, termination or transfer" of Tenant's operation on the Premises, as those terms are defined in ECRA. In no event, however, shall Tenant be responsible for any clean-up of the Premises under ECRA or any other state or federal environmental law or regulation unless resulting directly from Tenant's use and occupancy of the Premises, and Landlord shall be responsible for any such clean-up as provided in subsection (e) herein.

            (d) In the event that any of Tenant's obligations under this Section are not completed prior to the termination of this Lease, Tenant shall have the right to access the Premises as necessary to complete its obligations hereunder; provided, however, that by virtue of such acts Tenant shall not be deemed a holdover tenant or otherwise subject to any of the obligations of Tenant under this Lease, including, but not limited to, the payment of rent.

            (e) Tenant shall provide all information within Tenant's control requested by Landlord or the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection or its successor ("NJDEP") for preparation of a non-applicability affidavit or other type of submission, should Landlord or NJDEP so request, and Tenant shall promptly execute such affidavit or submission provided that Tenant finds the information contained in the affidavit or submission to be complete and accurate.

            (f) If ECRA compliance becomes necessary on the Premises due to any action or non-action on the part of Landlord, including, but not limited to, Landlord's execution of a sales agreement for the Premises, any change in Landlordship of the Premises, initiation of bankruptcy proceedings by or against the Landlord, Landlord's financial reorganization or sale of the controlling share of Landlord's assets, then Landlord shall comply with ECRA and ail requirements of the Element and NJDEP at Landlord's own expense.

            (g) Landlord represent and warrant to Tenant that to the best of their knowledge and belief the Premises are in full compliance with all federal, state and municipal environmental laws, ordinances, rules, regulations and requirements and that there are no "hazardous substances" or "hazardous wastes" on the Premises as those terms are defined in any of such laws, ordinances, rules and regulations. Landlord shall, if required by Tenant, provide as of the commencement of the Lease at Tenant's expense, an environmental study of the Premises in such detail as Tenant may reasonably require demonstrating such compliance. In addition, Landlord shall pay for the costs of any bonds or sureties required under ECRA or otherwise relating to the environmental compliance of the Premises provided such as.

            (h) Notwithstanding any other provisions in the Lease, each party shall indemnify, defend and hold harmless the other party and its shareholders, directors, officers, employees, agents, invitees, representatives, successors and assigns from and against all claims, liabilities, losses, damages and reasonable costs, foreseen and unforeseen, including without limitation, the other party's reasonable engineering, attorney and other professional or expert fees, which either party may incur by reason of the other party's action or non-action with regard to the other party's obligations under this paragraph or breach of the other party's representations and warranties under this Section.

            (i) This Section 33 shall survive the expiration or earlier termination of this Lease.

      34. ENTIRE AGREEMENT. This Agreement of Lease contains the entire understanding between the parties hereto respecting the subject matter hereof and supersedes all prior understandings or agreements between us. No change, waiver or cancellation of any of the provisions of this Lease shall be valid unless in writing and signed by the party against whom enforcement thereof is sought.

      35. WAIVER. The receipt by Landlord of rent or any other charge payable by Tenant hereunder with knowledge of Tenant's breach of any covenant of this Lease shall not be deemed a waiver of such breach nor shall any waiver by Landlord of any breach by Tenant be deemed a waiver of the same breach thereafter occurring. No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due nor any endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of the monies owing to it or to pursue any other remedy provided in this Lease.

      36. BINDING EFFECT. This Agreement of Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as otherwise provided herein, their assigns.

      37. LANDLORDS CONSENT. Whenever reference is made in this Lease to any provision which requires the Tenant to obtain the consent of the Landlord, it is understood that the Landlord will not unreasonably withhold its consent.

      38. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state of New Jersey.

      IN WITNESS WHEREOF, the parties have respectively signed and scaled this Lease as of the 14 day of August, 1996.

WITNESS:                                         FMI INTERNATIONAL CORP.

  [ILLEGIBLE]                                    By /s/ [ILLEGIBLE]
--------------------------                          ----------------------------

WITNESS:                                         SDI TECHNOLOGIES, INC.

  [ILLEGIBLE]                                    By /s/ Samuel Laniado
--------------------------                          ----------------------------

                            LEASE EXTENSION AGREEMENT

      This lease addendum is entered into on this 7TH day of March 2002 by and between SDI Technologies Inc. (Landlord), a Delaware Corporation, having an office at 1299 Main Street, Rahway, NJ 07065, and FMI International Corp. (Tenant), having an office at 800 Federal Boulevard, Carteret, NJ 07008.

      Whereas, Landord and Tenant are the parties to a certain lease dated August 14, 1996 (the Lease), which Lease relates to property located at 800 Federal Boulevard, Carteret, NJ; and,

      Whereas, the Lease, by its original terms, will terminate on January 31, 2003; and,

      Whereas, the Lease does not provide for any right to renew or otherwise extend the original term; and

      Whereas, the parties are desirous of extending the term of the Lease and providing for the establishment of the rents to be paid during the extended term of the Lease.

      NOW, THEREFORE, the Landlord and the Tenant agree as follows:

      1. The lease term shall be extended for an additional period of six (6) years, commencing on February 1, 2003 and terminating on January 31, 2009.

      2. The schedule of base rents to be paid by the Tenant during the period of the extension shall be as follows:

            a. $88,866.67 per month commencing February 1, 2003 and continuing through and including payment due January 1, 2004.

            b. $94,420.84 per month commencing February 1, 2004 and continuing through and including the payment due January 1, 2005.

            c. $99,975.00 per month commencing February 1, 2005 and continuing through and including the payment due January 1, 2006.

            d. $105,529.17 per month commencing February 1, 2006 and continuing through and including the payment due January 1, 2007.

            e. $111,083.34 per month commencing February 1, 2007 and continuing through and including the payment due January 1, 2008.

            f. $111,083.34 per month commencing February 1, 2008 and continuing through and including payment due January 1, 2009.

3. Landlord will put in a 2-inch top over the existing pavement of blacktop except for the 24-foot strip in the center driveway of the parking lot, which the tenant shall repair, redo and maintain.

4. Except for the extension of the term and the establishment of base rent to be charged during the period of the extension, all of the other terms and conditions of the Lease remain in full force and effect. The parties ratify and reaffirm the terms and conditions of the Lease as if it were set forth herein at length.

IN WITNESS WHEREOF, the parties have respectively signed and sealed this Lease on the day and date first set forth above.

Witness                                 FMI INTERNATIONAL CORP., Tenant

/s/ [ILLEGIBLE]                         By /s/ [ILLEGIBLE]
-------------------------                  ----------------------------

Witness                                 SDI TECHNOLOGIES INC., Landlord

/s/ [ILLEGIBLE]                         By /s/ Samuel Laniado
-------------------------                  ----------------------------

                          LEASE MODIFICATION AGREEMENT

      This modification is entered into on this 8TH day of December 2003 by and between SDI Technologies, Inc. (Landlord), a Delaware Corporation, having an office at 1299 Main Street, Rahway, NJ 07065, and FMI International Corp. (Tenant), having an office at 800 Federal Boulevard, Carteret, NJ 07008.

      Whereas, Landlord and Tenant are the parties to a certain lease dated August 14, 1996 (the Lease), which lease relates to property located at 800 Federal Boulevard, Carteret, NJ (the Property); and,

      Whereas, Landlord and Tenant are the parties to a certain Lease Extension Agreement dated March 7, 2002 agreement extended the term of the Lease and provided for certain rent payments during the extended period; and,

      Whereas, Tenant desires to lease additional space at the Property and Landlord is willing to provide the additional space; and,

      Whereas, the parties desire that the terms of the agreement relative to the additional space be reduced to a written agreement and be made a part of the Lease.

      NOW, THEREFORE, for good and valuable consideration the receipt of which is acknowledged by both parties, the Lease is amended as follows:

      1. The description of the demised premises shall be amended to incorporate an additional 33,400 square feet of space (the Additional Space) in the Property, presently occupied by Landlord. A diagram of the Additional Space is attached hereto and made a part hereof.

      2. The commencement date for occupying the Additional Space shall be Feb 15th 2004 unless the Landlord is unable to vacate the Additional Space in a timely manner.

      3. In the event the Landlord is unable to vacate the Additional Space by the commence date for the Additional Space then the commencement date shall be adjusted to coincide with the date the Landlord is able to deliver possession of the Additional Space to Tenant. The lease term for the Additional Space shall run until January 31, 2009, the termination date of the lease as set forth in the Lease Extension Agreement.

      4. The base rent to be paid by the Tenant for the Additional Space shall be calculated at the rate of $6.64 per square foot. The annual base rent shall be $221,677.50 and the monthly base rental payment shall be $18,473.13. This rent shall be in addition to the base rent currently being paid by Tenant as provided for the Lease Extension Agreement.

      5. Except as modified herein, all of the other terms and conditions of the Lease remain in full force and effect. The parties ratify and reaffirm the terms and conditions of the Lease as if it were set forth herein at length.

      IN WITNESS WHEREOF, the parties have respectively signed and sealed this Lease on the day and date first set forth above.

Witness                                 FMI INTERNATIONAL CORP., Tenant

/s/ [ILLEGIBLE]                         By /s/ [ILLEGIBLE]
------------------------------             ------------------------------------

Witness                                 SDI TECHNOLOGIES, INC., Landlord

/s/ [ILLEGIBLE]                         By /s/ Samuel Laniado
------------------------------             ------------------------------------
                                           SAMUEL LANIADO, Exec. Vice President

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION OF LEASE

            AGREEMENT dated as of the 23rd day of September 2004, by and between SDI TECHNOLOGIES, INC., a Delaware corporation having an office at 1299 Main Street, Rahway, NJ 07065 (the "Assignor") and 800 FEDERAL BLVD LLC, a Delaware limited liability company having an office at 800 Federal Boulevard, Carteret, NJ 07008 (the "Assignee").

                               STATEMENT OF FACTS

      By Lease Agreement dated August 14, 1996 by and between Assignor, as landlord, and FMI International Corp. ("Tenant"), as amended by that certain Lease Extension Agreement dated March 7, 2002 (collectively, the "Lease"), Assignor leased the premises known as 800 Federal Boulevard, Carteret, NJ (the "Premises") to Tenant and Tenant hired such Premises from Assignor. Assignor now desires to assign all of Assignor's right, title and interest in and to the Lease and in and to all security held by it as landlord thereunder to Assignee, and Assignee now desires to acquire all of Assignor's right, title and interest in and to the Lease and in and to all security held by Assignor thereunder.

            NOW THEREFORE, in consideration of Ten ($10.00) Dollars, each to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Effective as of the date hereof (herein called the "Effective Date"), Assignor assigns and transfers all of its right, title and interest in and to the Lease and all security held by Assignor as landlord thereunder, to Assignee, its successors and assigns, to have and to hold the same unto Assignee, its successors and assigns forever, subject to all of the rents, terms, covenants and conditions of the Lease.

      2. Assignee hereby accepts the foregoing assignment and transfer, and assumes all obligations of landlord under the Lease that accrue from and after the Effective Date.

      3. Assignee shall indemnify and hold Assignor harmless from and against all manners of suit, claims, actions, damages, charges and expenses (including, without limitation, reasonable attorneys' fees) that Assignor may sustain arising out of any failure of Assignee to fully and faithfully perform and observe any of the obligations of the landlord under the Lease that shall accrue from and after the Effective Date.

      4. Assignor shall indemnify and hold Assignee harmless from and against all manners of suit, claims, actions, damages, charges and expenses (including, without limitation, reasonable attorneys' fees) that Assignee may sustain arising out of any failure of Assignor to have fully and faithfully performed and observed any of the obligations of the landlord under the Lease that shall have accrued prior to the Effective Date.

      5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument.

            IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Agreement as of the day and year first above written.

                                        ASSIGNOR:

                                        SDI TECHNOLOGIES, INC.

                                        By: /s/ Samuel Laniado
                                            -------------------------------
                                            Name: SAMUEL LANIADO
                                            Title: EXECUTIVE VICE PRESIDENT

                                        ASSIGNEE:

                                        800 FEDERAL BLVD LLC

                                        By: /s/ Michael Desaye
                                            -------------------------------
                                            Name: MICHAEL DESAYE
                                            Title: Member

                               AMENDMENT TO LEASE

      THIS AMENDMENT TO LEASE (this "AMENDMENT") is made and entered into this 23rd. day of August, 2004 (the "EFFECTIVE DATE"), by and between 800 Federal Blvd LLC, a Delaware limited liability company ("LANDLORD"), having an address at 800 Federal Boulevard, Carteret, NJ 07008, and FMI INTERNATIONAL LLC, a Delaware limited liability company ("TENANT"), having an address at 800 Federal Boulevard, Carteret, NJ 07008, Attn: President.

                                    RECITALS

A. SDI Technologies, Inc., a Delaware corporation ("SDI"), as landlord, and FMI International Corp., as tenant, entered into that certain Lease Agreement dated August 14, 1996, (the "ORIGINAL LEASE"), as amended by that certain Lease Extension Agreement dated March 7, 2002, and Lease Modification Agreement dated December 8, 2003 (the Original Lease, together with such extension and modification agreements, the "LEASE"), which Lease was assigned by FMI International Corp. to Tenant.

B. Landlord has entered into a Contract of Sale with SDI for the purchase of the land and the improvements, including, without limitation, the Building (as defined in the Lease), known as 800 Federal Boulevard, Carteret, NJ (the "PROPERTY") being sometimes referred to in the Lease as the "Premises" and the "demised premises" (the "LEASED PREMISES"). At closing of the purchase of the Property pursuant to the Contract, Landlord will take title to the Property subject to Tenant's leasehold interest in the Property and the rights of Tenant under the Lease, as modified by this Amendment, and automatically upon the vesting of such title to the Property in Landlord, Landlord shall be deemed to assume all of the obligations of SDI as landlord under the Lease, as modified by this Amendment.

C. In anticipation of the purchase of the Property by Landlord as provided in Recital B above, Landlord and Tenant mutually desire to amend and modify the Lease as provided herein in advance of the closing as a courtesy to facilitate the closing of Landlord's purchase of the Property, on the express condition that this Amendment shall not be effective, and shall confer no rights whatsoever on Landlord, unless and until title to the Property vests in Landlord, and otherwise on and subject to the terms, covenants and conditions set forth herein. All capitalized terms used in this Amendment shall have the meanings given to them in the Lease unless otherwise defined herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants hereby undertaken, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the undersigned parties agree that the Lease is hereby amended and modified to give effect to the following terms:

      1. PREMISES. Tenant currently lease the entire Building, which consists of 300,000 square feet of space, and the Property, from Landlord pursuant to the Lease.

      2. LEASE TERM. The term of the Lease is hereby extended through and including the expiration date of January 31, 2014.

      3. RENT. The base rent to be paid by Tenant is as follows:

      $112,893.97 per month commencing with the rent payment due on February 1, 2004 and continuing through and including the rent payment due on January 1, 2005;

      $118,448.13 per month commencing with the rent payment due on February 1, 2005 and continuing through and including the rent payment due on January 1, 2006;

      $124,002.30 per month commencing with the rent payment due on February 1, 2006 and continuing through and including the rent payment due on January 1, 2007;

      $129,556.47 per month commencing with the rent payment due on February 1, 2007 and continuing through and including the rent payment due on January 1, 2008;

      $129,556.47 per month commencing with the rent payment due on February 1, 2008 and continuing through and including the rent payment due on January 1, 2009;

      $134,750.00 per month commencing with the rent payment due on February 1, 2009 and continuing through and including the rent payment due on January 1, 2010;

      $140,250.00 per month commencing with the rent payment due on February 1, 2010 and continuing through and including the rent payment due on January 1, 2011;

      $146,000.00 per month commencing with the rent payment due on February 1, 2011 and continuing through and including the rent payment due on January 1, 2012;

      $151,500.00 per month commencing with the rent payment due on February 1, 2012 and continuing through and including the rent payment due on January 1, 2013; and

      $157,750.00 per month commencing with the rent payment due on February 1, 2013 and continuing through and including the rent payment due on January 1, 2014.

      4. DELETION OF PROVISIONS RELATING TO BOND FINANCING AGREEMENT. Sections 21, 22 and 25, Subsections 23(a) and 30(b) and the 2nd sentence of Section 24 of the Original Lease are hereby deleted in their entirety and of no further force and effect, and all other provisions of the Original Lease are hereby modified to delete any and all references to the Bond, the Mortgage, the Bond Financing Agreement, the Authority, the Bank, and the Holders, and all provisions relating thereto.

      5. ASSIGNMENT OR SUBLEASE. Section 26 of the Lease is hereby deleted in its entirety and the following substituted therefor:

      26. ASSIGNMENT OR SUBLEASE.

            (a) LANDLORD. No assignment or transfer of this Lease by Landlord shall be binding on Tenant unless the assignee or transferee shall assume and agree to be bound by the terms of the Lease, including without limitation the provisions of Section 26(c) below.

            (b) TENANT. Except as expressly set forth herein, Tenant shall have the right to assign, mortgage, sublease or otherwise transfer its interest in the Leased Premises with the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such assignment or transfer shall relieve Tenant of any obligations or liability hereunder without the written consent of Landlord. If this Lease be assigned or transferred, or if all or any part of the Leased Premises be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant under the Lease (after expiration of all applicable notice and cure periods), collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any agreement, term, covenant or condition hereof, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of the agreements, terms, covenants and conditions hereof, and Tenant shall continue liable hereunder in accordance with the agreements, terms, covenants and conditions hereof. The consent by Landlord to an assignment, mortgage, pledge, encumbrance, transfer or subletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment, mortgage, pledge, encumbrance, transfer or subletting. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall have the right without the consent of Landlord to assign its rights, privileges and obligations under this Lease to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity which merges or consolidates with or acquires all or substantially all of the assets and liabilities of Tenant; provided that if the assignee has a net worth less than Tenant's net worth as of the date of this Amendment, Tenant shall obtain the prior written consent of Landlord to such assignment. Tenant shall deliver to Landlord a copy of the assignment agreement within thirty (30) days after the execution thereof, together with copies of financial statements and other documents as reasonably requested by Landlord. In addition, Tenant shall have the right to sublet all or a part of the Leased Premises with the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that any such sublease shall be subordinate to the terms of this Lease. Landlord and Tenant shall share equally in any net rent payable to Tenant under the sublease or any assignment which is over and above the rent that Tenant is already obligated to pay to Landlord under the Lease for the space that is being subleased or assigned by Tenant, so that Landlord and Tenant share equally in the net profits, if any, made by Tenant under the sublease or assignment. For the purposes of this Section, "control" of any entity shall be deemed to be vested in the person owning, directly or indirectly, more than 50% of the voting power in and to such entity. The term "net rent" shall mean the excess rental less, on an amortized basis over the term of the sublease or assignment, any brokerage commission, any tenant improvement allowance or construction costs and any reasonable attorney's fees incurred by Tenant in connection with such subletting or assignment. Any sublease of all or any portion of the Leased Premises shall be subordinate to the terms of this Lease, and Tenant shall furnish to Landlord a fully executed original counterpart of such sublease within ten (10) days after execution thereof. Tenant shall not directly or indirectly collect or accept any payment of rent (other than additional rent) under any sublease more than one month in advance of the date when the same shall become due.

            (c) TENANT'S LENDERS. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions set forth in this Section 26(c), Landlord hereby consents to the transfer by pledge and assignment of Tenant's interest under this Lease and leasehold interest in the Leased Premises to Credit Agricole Indosuez, American Capital Financial Services, Inc., American Capital Strategies, Ltd., for themselves or as administrative agent(s) for other lenders, or to any substitute, successor or new lender providing financing or refinancing for Tenant with respect to which Tenant gives Landlord notice of such lender's name and address ("LENDER"), together with a copy of the Collateral Assignment, with any and all rights of Lender pursuant to this
Section 26(c) being expressly subject to and conditioned on the giving of such notice to Landlord of Lender's name and address together with a copy of the Collateral Assignment to Landlord, as follows:

            (i) Subject to the agreements, terms, covenants and conditions set forth in this Section 26(c), Tenant may grant to Lender a security interest in, among other things, (a) its interest under this Lease pursuant to a collateral assignment of the Lease or leasehold deed of trust provided that it shall not encumber or be deemed to encumber Landlord's fee simple and remainder interest in Property or Landlord's rights as landlord under the Lease (the "COLLATERAL ASSIGNMENT") and (b) a security interest in, among other things, some or all of the furniture, trade fixtures, equipment, machinery, inventory, products, materials and any and all other property now owned or after acquired by Tenant that is not a structural element of the Building or a part of any Building system and is located on or used in connection with the Leased Premises, regardless of the method or manner in which such property may be affixed to the Building (collectively, the "TENANT'S PROPERTY") and in no event shall Tenant's Property become or be deemed to be fixtures and improvements of the Leased Premises regardless of the method or manner in which such property may be affixed thereto, provided that such security interest in Tenant's Property shall in no event encumber or be deemed to encumber the Building, or any structural element or part of any Building system or other real property improvement now or hereafter located on the Property, or Landlord's fee simple and remainder interest in Property or Landlord's rights under the Lease. Landlord consents to a Collateral Assignment of this Lease to Lender (subject to the agreements, terms, covenants and conditions set forth in this Section 26(c)), and agrees that if Lender exercises its rights under such Collateral Assignment and Lender executes and delivers to Landlord a written assumption of this Lease and all of Tenant's covenants and obligations hereunder, Landlord shall recognize Lender as the "Tenant" under this Lease, entitled to all of the rights and benefits thereof. So long as no event of default (after expiration of all applicable notice and cure periods) by Tenant under the Lease has occurred and is then continuing, Landlord hereby subordinates to Lender's security interest in the Tenant's Property, and agrees not to interfere with or delay Lender's enforcement thereof, until such time as all of Tenant's obligations under the Loan Agreement have been satisfied, all right, title and interest Landlord had, has or may have in and to the Tenant's Property, including any security interest or landlord's lien, under this Lease or any renewals, extensions, amendments, modifications, substitutions or replacements thereof, or pursuant to statutory or other law in favor of Lender's security interest with respect to the Tenant's Property; provided, however, that the Lender's rights in and to Tenant's Property at all times shall have priority over the interests or liens of Landlord in Tenant's Property. Subject to the agreements, covenants, terms and conditions of this Section 26(c), and so long as no Tenant Default shall have occurred and be then continuing, Tenant shall have the right at any time and from time to time to transfer, assign, encumber, or remove from the Leased Premises all or any portion of Tenant's Property, provided however that Tenant shall repair any damage to the Leased Premises resulting therefrom.

            (ii) If an event of default (after expiration of all applicable notice and cure periods) by Tenant shall have occurred and be continuing hereunder (for purposes of this Section 26(c), a "TENANT DEFAULT"), Landlord shall send written notice of such Tenant Default to the holder of any Collateral Assignment at its address as provided in writing to Landlord, as changed from time to time by written notice to Landlord or as Lender may request in a writing delivered to Landlord. Lender shall have the right, but not the obligation, to cure or remove such Tenant Default (x) if such default or Tenant Default can be cured by the payment of money, Lender may cure such default by making payment within the same cure period as provided in the Lease for a cure by Tenant, which shall begin to run upon receipt of written notice from Landlord of such Tenant Default, and (y) in connection with a Tenant Default other than a default for the failure to pay money, within thirty (30) days after delivery of such written notice from Landlord and, if such default cannot with diligence be cured within such thirty (30) day period, within sixty (60) days after delivery of such notice, unless at Tenant's sole cost and expense, Landlord's Fee Mortgagee agrees in writing to extend such cure period beyond the 60 days, in which case, same shall be cured within the time period so extended, provided that Lender commences the cure within such thirty (30) day period and proceeds promptly to cure the same and thereafter prosecutes the curing with diligence within the applicable cure period; provided that if such Tenant Default is of a nature that it cannot practicably be cured by Lender without taking possession of the Leased Premises, or of a nature that it is not reasonably susceptible of being cured by Lender, Landlord shall not terminate this Lease by reason of such Tenant Default, if and so long as Lender shall cure any monetary default by paying to Landlord all monthly installments of rent and additional rent then due and unpaid under this Lease and all amounts then due and unpaid for taxes, utilities and insurance obligations as set forth in the Lease, as amended hereby, and such amounts continue to be paid and reasonable proof thereof is promptly delivered to Landlord and:

      (A) in the case of a Tenant Default which cannot practicably be cured by Lender without taking possession of the Leased Premises, (1) Lender shall deliver to Landlord, within such thirty (30) day period, a written instrument in which Lender agrees to commence foreclosure proceedings or take any other steps or actions to obtain possession of the Leased Premises, and Lender thereafter commences such proceedings or actions within a reasonable time, diligently prosecutes the same to completion (unless in the meantime Lender acquires Tenant's interest under this Lease, either in its own name or through a nominee, by assignment in lieu of foreclosure or otherwise), and upon obtaining possession of the Leased Premises (including possession by a receiver, nominee or purchaser at a foreclosure or other sale), diligently proceeds to cure such Tenant Default, and (2) at all times prior to Lender taking possession of the Leased Premises, if not already cured by Lender, Lender shall cure or remove, in the manner and within the time periods provided in this Section 26(c), any other Tenant Default which is of a nature that is susceptible of being cured by Lender and can practicably be cured by Lender without taking possession of the Leased Premises; or

      (B) in the case of a Tenant Default which cannot be cured by Lender, (1) Lender shall, within a reasonable time, institute foreclosure proceedings or take any other steps or actions to obtain possession of the Leased Premises, and diligently prosecute the same to completion (unless in the meantime Lender acquires Tenant's interest under this Lease, either in its own name or through a nominee, by assignment in lieu of foreclosure or otherwise), upon which event Landlord shall be deemed to have waived all such Tenant Defaults not reasonably capable by Lender, and (2) at all times prior to Lender taking possession of the Leased Premises, if not already cured by Lender, Lender shall cure or remove, in the manner and within the time periods provided in this
      Section 26(c), any other Tenant Default that is reasonably capable of being cured by Lender and can practicably be cured by Lender without taking possession of the Leased Premises.

      (C) Landlord shall not have any right pursuant to this Lease or otherwise to terminate this Lease due to such Tenant Default unless Landlord shall have first given written notice thereof to Lender and unless Lender shall have failed to comply with the provisions of this Section 26(c) with respect to such Tenant Default; however, Landlord retains the right, but assumes no obligation, to take any curative measures it deems necessary to protect against or avoid any loss or damage to the Leased Premises.

            (iii) Landlord will accept performance by Lender or the sublessee under any sublease, or either of them, of any covenant, agreement or obligation of Tenant contained in this Lease with the same effect as though performed by Tenant.

            (iv) If this Lease shall be terminated by Landlord due to a Tenant Default, or in the event of the rejection or disaffirmance of this Lease by Tenant pursuant to any bankruptcy law or other law affecting creditor's rights, Landlord will enter into a new lease of the Leased Premises with Lender, or any party designated by Lender, not less than ten (10) days nor more than thirty
(30) days after the request of Lender referred to below, for the remainder of the Lease Term, effective as of the date of such termination, rejection or disaffirmance, upon all of the terms and provisions contained in this Lease, as amended hereby (including, without limitation, options to extend the Lease
Term), provided that such Lender shall have paid to Landlord all monthly installments of net rent, additional rent and other charges due under this Lease, as amended hereby, at the date of termination and shall continue to pay monthly or as same would have been due hereunder if this Lease had not been terminated, up to and including the date of the commencement of the term of such new lease, together with all expenses, including reasonable attorney's fees, incident to the execution and delivery of such new lease, less all net amounts received by Landlord from subtenants from the termination date up to the said date of the commencement of such new lease, provided that Lender makes a written request to Landlord for such new lease within thirty (30) days after Lender receives notice of the effective date of such termination, rejection or disaffirmance, as the case may be, and such written request is accompanied by a copy of such new lease, duly executed and acknowledged by Lender or the party designated by Lender to be the lessee thereunder. Landlord agrees that any new lease made pursuant to this Section 26(c) shall have the same priority with respect to other interests in Leased Premises as this Lease for a term of years equal in duration to the term of the new lease. The provisions of this Section 26(c) shall survive the termination, rejection or disaffirmance of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section 26(c) were a separate and independent contract made by Landlord, Tenant and Lender and, from the effective date of such termination, rejection or disaffirmance of this Lease to the date of execution and delivery of such new lease, Lender may use and enjoy the leasehold estate created by this Lease without hindrance by Landlord. The aforesaid agreement of Landlord to enter into a new lease of the Leased Premises with Lender shall be deemed a separate agreement between Landlord and such holder of a Collateral Assignment, separate and apart from this Lease may not be amended or deleted from this Lease without the consent of such holder of a Collateral Assignment, and shall be unaffected by the rejection of this Lease in any bankruptcy proceeding by any party; provided however, the holder of the Collateral Assignment shall be deemed to have consented to deletion of the aforesaid agreement upon Lender's or such holder's failure to perform its obligations set forth in this Section 26(c), time being of the essence.

      (v) For so long as Lender shall have the right to enter into a new lease with Landlord pursuant to Section 26(c) (iv) (which includes, among other things, that Lender has timely performed its obligations under the Section 26(c)), Landlord shall not enter into a new lease of the Leased Premises with any person other than Lender, its successors and assigns, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed or conditioned.

      (vi) If Landlord shall elect to terminate this Lease pursuant to any provision hereof, and provided that Lender has cured any monetary default and performs and continues to perform all of Tenant's continuing obligations under the Lease, including, but not limited to the payment of rent, then Lender shall have the right to postpone and extend the specified date for the termination of this Lease for a period sufficient to enable Lender or its designee to acquire Tenant's interest in this Lease by foreclosure of Lender or otherwise provided that Lender complies with the terms of Section 26(c) subpart (ii).

      (vii) Except as set forth in Section 26(b) above, Landlord shall have no right in and to the rentals payable to Tenant under any sublease of all or any part of the Leased Premises, which rentals may be assigned by Tenant to Lender, PROVIDED, HOWEVER, upon the occurrence and during the continuance of a Tenant Default, subject to the rights of the holder of any fee mortgage to which this Lease is subject and subordinate, Tenant hereby assigns to Landlord, all of its right, title and interest in and to all present and future subleases and all rents due and to become due thereunder. After the effective date of such assignment, Landlord shall apply any net amount collected by it from subtenants to the rent or additional rent due hereunder. In the event of the failure of any subtenant to pay subrent to Landlord pursuant to the foregoing assignment after the happening of any such Tenant Default, any such rent thereafter collected by Tenant shall be deemed to constitute a trust fund for the benefit of Landlord.

      (viii) If Lender notifies Landlord that Tenant has defaulted on its obligations to Lender, Landlord will cooperate with Lender in its efforts to assemble all of Lender's collateral located on the Leased Premises, will permit Lender to enter the Leased Premises and take possession of, use, remove, sell (including auction sales), transfer or otherwise dispose of all or any part of the Tenant's Property, whether or not a Collateral Assignment exists, and will not hinder the actions of Lender in enforcing its security interest, provided such cooperation by Landlord shall not be deemed to impose any obligation on the part of the Landlord to deliver access to of physical possession of the Leased Premises to Lender, and further provided Lender (x) indemnifies and holds Landlord harmless from and against any and all claims, loss, costs, expenses and liabilities (including, but not limited to, reasonable attorneys' fees and court costs) arising out of or related to the activities of Lender pursuant to any such entry or to Landlord's cooperation with Lender in accordance with the terms of this
Section 26(c), except to the extent of any gross negligence or willful misconduct of Landlord, (y) repairs and restores any damage to the Leased Premises caused thereby to Landlord's reasonable satisfaction (and obtains "all-risk", workers' compensation, commercial general liability insurance and such other insurance coverages, and all in such amounts, as Landlord may reasonably request, to cover the period of Lender's entry into and the repair and restoration of, the Leased Premises), and (z) all rent and additional rent is paid in full through the date that all repairs and restoration are complete. Landlord will also in such event, at the sole option of Lender, permit Lender to remain on the Leased Premises for ninety (90) days after such party declares the default and takes possession of the Leased Premises, provided Lender pays rent and additional rent as set forth in this Lease to Landlord for the period of time Lender remains on the Leased Premises, and repairs any damage caused to the Leased Premises by Lender.

      (ix) The provisions of this Section 26(c) are for the benefit of Lender, Landlord and Tenant and may be relied upon the parties and shall be enforceable by the parties as if Lender were a party to this Lease (provided that Lender shall not be deemed to assumed all of the obligations of Tenant under the Lease, unless and until Lender forecloses against Tenant's leasehold interest in the Property pursuant to a Collateral Assignment and thereby succeeds to the leasehold interest of Tenant in the Property). Except as expressly set forth herein, neither Lender nor any other holder of the indebtedness secured by any Collateral Assignment or Otherwise shall be liable upon the covenants, agreements or obligations of Tenant contained in this Lease, unless and until Lender or such holder or owner becomes the lessee hereunder or assumes such covenants, agreements or obligations as provided above. Lender may, without affecting the validity of this Section 26(c), extend, amend or in any way modify the terms of payment or performance of any obligations owed by Tenant to Lender, without the consent of Landlord but if a written modification of the loan is entered into by Tenant and Lender, Lender shall provide notice to Landlord thereof, along with copies of the written modification documents. The provisions of this Section 26(c) are automatic and self-operative and, except as provided herein, do not require the execution or delivery by Landlord of any further document or instrument evidencing or acknowledging the rights of Lender; however, Landlord agrees, at Tenant's sole costs and expense (including but not limited to Landlord's reasonable attorneys' fees) to execute and deliver to Lender any documents or instruments reasonably requested by Lender provided the same are consistent with the agreements, terms, covenants and conditions of this
Section 26(c) or otherwise in form and content reasonably acceptable to Landlord, provided, however, that Landlord agrees to execute the form of Landlord's Agreement provided by Tenant to Landlord as is required by Tenant's Lender under Tenant's existing financing (Credit Agricole Indosuez, American Capital Financial Services, Inc., and American Capital Strategies, Ltd.) ("TENANT'S EXISTING LENDER"), subject to such changes as may be agreed to between Tenant's Existing Lender and Landlord.

      (x) Landlord agrees that it will not unreasonably withhold, condition or delay any consent that may be required under this Section 26(c). When requesting any consent from Landlord, Tenant shall state with respect to each proposed assignee, mortgagee, pledgee, transferee, subtenant or managing agent, its name and any information reasonably requested by Landlord, provided that Landlord shall agree to hold such information in confidence and not disclose the same.

      6. SUBORDINATION; NON-DISTURBANCE AND ATTORNMENT. Tenant's rights under this Lease and leasehold interest the Leased Premises (and any leasehold mortgage encumbering Tenants interest in the same) shall be subject and subordinate to any mortgage, deed of trust or other encumbrance by Landlord of its fee simple and remainder interest in the Property and its rights as Landlord under the Lease ("FEE MORTGAGE"); provided however, Landlord shall use commercially reasonable efforts to obtain from a senior landlord, if any now existing, or in the future created, and every such mortgagee and holder of a Fee Mortgage encumbering Landlord's interest in the Leased Premises (collectively, the "FEE MORTGAGEES"), a commercially reasonable agreement, in recordable form, wherein subject to the rights of access and inspection specifically reserved in the Lease as amended hereby to Landlord, any Senior Landlord and any Fee Mortgagee, each Fee Mortgagee agrees to not disturb Tenant's possession, occupancy or use of the Leased Premises or deprive Tenant of any rights specifically granted to Tenant in the Lease as amended hereby or increase any of its monetary obligations under this Lease, or materially increase any other obligations of Tenant under this Lease, so long as Tenant is not in default (following all applicable notice and cure periods) of its obligations under this Lease.

      7. MEMORANDUM OF LEASE. Landlord and Tenant agree that a memorandum of the Lease, as amended by this Amendment, shall be executed and recorded in the real property records of Middlesex County, New Jersey, on the closing date of the Contract, if any. Subject to the provisions of Section 26 the Lease, as amended by this Amendment, upon expiration or earlier termination of the Lease, Tenant shall promptly upon the request of Landlord and subject to the consent of any Lender of Tenant pursuant to Section 26 of the Lease, Tenant shall sign and deliver to Landlord a memorandum of termination of the Lease for recording in the real property records of Middlesex County, New Jersey. If any excise tax, stamp or documentary tax or any other transfer tax is imposed upon the filing of such memorandum, same shall be paid by Tenant.

      8. ESTOPPEL CERTIFICATE. Landlord and Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after request by the other party, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified by Landlord or Tenant, as to the validity and force and effect of the Lease as amended hereby, as to the existence of any default on the part of any party thereunder, as to the existence of any offsets, counterclaims or defenses thereto on the part of any party, and as to any other matters which may be reasonably requested by Landlord or Tenant.

      9. NOTICES. Whenever it is provided herein that notice, demand, request or other communication ("Notices") shall or may be given to or served upon either of the parties, and whenever either of the parties shall desire to give or serve upon the other any Notices with respect hereto or the Leased Premises, each such Notice shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if delivered to the person to whom the Notice is directed, either in person with a receipt requested therefor, or sent by a recognized overnight courier service for next day delivery, or by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth above, and the same shall be effective (a) upon receipt or refusal if delivered personally, (b) one (1) business day after depositing with such an overnight courier service, or (c) five (5) business days after deposit in the mails if mailed, addressed to Landlord or Tenant.

Either party hereto may change the address for Notice specified above by giving the other party ten (10) days advance written Notice of such change of address.

      10. MISCELLANEOUS.

            (a) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Amendment, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

            (b) Words of any gender used in this Amendment shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Amendment are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Amendment, or any provision hereof, or in any way affect the interpretation of this Amendment.

            (c) Time is of the essence as to the performance of Tenant's and Lender's obligations under this Amendment.

            (d) All exhibits, addenda and attachments attached hereto are hereby incorporated into this Amendment and made a part hereof.

            (e) If either party should prevail in any litigation instituted by or against the other related to this Amendment, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

            (f) If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby.

            (g) Landlord and Tenant warrant and represent that each has the right, power and authority to execute this Amendment and be bound by the terms hereof without consent from any entity or person.

            (h) This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

            (i) This Amendment contains the entire agreement between Landlord and Tenant with respect to the matters set forth herein, and supersedes any prior agreements with respect thereto. Except for those warranties, representations, contingencies, conditions and/or agreements set forth in this Amendment, no warranties, representations, contingencies, conditions, and/or agreements have been made by Landlord or Tenant, one to the other or between them with respect to the matters set forth herein.

            (j) This Amendment may be executed in multiple counterparts each of which when taken together shall constitute a binding agreement. This Amendment may be executed and delivered via facsimile, which facsimile signatures and delivery shall be valid and binding the same as if original documents were delivered. Each party executing and delivering facsimile documents agrees to thereafter promptly deliver originals to the other party.

            (k) EXCEPT AS HEREIN AMENDED, ALL OTHER TERMS AND CONDITIONS OF LANDLORD AND TENANT SET FORTH IN THE LEASE AND ALL EXHIBITS ATTACHED THERETO REMAIN IN FULL FORCE AND EFFECT AS WRITTEN. LANDLORD AND TENANT DO HEREBY RATIFY AND AFFIRM THE SAID TERMS AND COVENANTS OF SAID LEASE SAVE AS AMENDED HEREIN, INCLUDING WITHOUT LIMITATION THE RESPECTIVE ASSIGNMENTS OF THE LEASE TO EACH OF LANDLORD AND TENANT AND THEIR ASSUMPTION OF THE OBLIGATIONS THEREUNDER. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THE LEASE AND THE TERMS OF THIS AMENDMENT, THE TERMS, PROVISIONS AND CONDITIONS OF THIS AMENDMENT SHALL PREVAIL AND CONTROL.

      11. NO FORCE AND EFFECT. Notwithstanding anything to the contrary contained herein or in any other document or instrument relating to the Lease, this Amendment shall not be effective in any respect, and shall confer no rights of any kind in Landlord whether in law or equity, unless and until Landlord acquires title to the Property from SDI pursuant to the Contract, which title shall be subject to Tenant's leasehold interest in the Property and the rights of Tenant and the obligations of SDI as landlord under the Lease to be assumed by Landlord (as modified by this Amendment). Landlord and Tenant acknowledge and agree that automatically upon such vesting of title to the Property in Landlord, without the execution of any further document or instrument, or the taking of any other action by Landlord or Tenant, and without requiring an express assumption of the Lease in writing by Landlord in connection with purchase of the Property, Landlord shall be deemed to have assumed all of the obligations of SDI as landlord under the Lease, as modified by this Amendment. In the event that Landlord fails to acquire title to the Property for any reason or for no reason whatsoever on or before September 30, 2004, this Amendment shall be void AB INITIO, as though this Amendment was never entered into and executed, and any and all signed copies deposited in escrow shall be returned to the respective parties.

         [Balance of page intentionally blank; signature pages follow.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below to be effective on the date first set forth above.

                                           LANDLORD:

                                           800 FEDERAL BLVD LLC, a Delaware
                                           limited liability company

                                           By: /s/ Gregory Desaye
                                               -----------------------------
                                           Name: GREGORY DESAYE
                                           Title: MANAGER

                                           TENANT:

                                           FMI INTERNATIONAL LLC, a Delaware
                                           limited liability company

                                           By:    __________________________
                                           Name:  __________________________
                                           Title: __________________________

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below to be effective on the date first set forth above.

                                           LANDLORD:

                                           800 FEDERAL BLVD LLC, a Delaware
                                           limited liability company

                                           By:    __________________________
                                           Name:  __________________________
                                           Title: __________________________

                                           TENANT:

                                           FMI INTERNATIONAL LLC, a Delaware
                                           limited liability company

                                           By: /s/ Christopher J. Bock
                                               -----------------------------
                                           Name: Christopher J. Bock
                                           Title: EVP

WHEN RECORDED RETURN TO:

Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Attn: Suzanne R. Kalutkiewicz, Esq.

                                    LANDLORD:  800 Federal Blvd LLC, a Delaware
                                               limited liability company
                                    TENANT:    FMI International LLC, a Delaware
                                               limited liability company
                                    PROPERTY:  800 Federal Boulevard, Carteret,
                                               NJ 07008

                               SHORT FORM OF LEASE

      THIS SHORT FORM OF LEASE (this "SHORT FORM OF LEASE") is made and entered to be effective as of the 23rd day of September, 2004, by FMI INTERNATIONAL LLC, a Delaware limited liability company ("TENANT"), having a mailing address is 800 Federal Boulevard, Carteret, NJ 07008, Attn: President, and 800 FEDERAL BLVD LLC, a Delaware limited liability company ("LANDLORD"), having an address at 800 Federal Boulevard, Carteret, NJ 07008.

      1. DEMISING. It is understood and agreed that this is a short form lease which is for [ILLEGIBLE] and upon the terms, covenants, conditions, rights and liabilities contained in that certain Lease Agreement dated August 14, 1996, as amended by that certain Lease Extension Agreement dated March 7, 2002, Lease Modification Agreement dated December 8, 2003, and Amendment to Lease dated August 23, 2004 (collectively, as amended, the "LEASE"). This Short Form of Lease shall run with the land and continue for the term of the Lease and any extensions of the Lease, and shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties of the Lease, which Lease is and shall be made a part of this instrument as fully and completely as if the same were set forth in this Short Form of Lease.

      2. LEASED PREMISES. Landlord leases and demises to Tenant and Tenant agrees to take the lease from Landlord of the land and the building and other improvements owned by Landlord located at 800 Federal Boulevard, Carteret, NJ, legally described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, and appurtenances thereto.

      3. TERM. The current term of the Lease will expire on January 31, 2014. Tenant has no options to extend the term of the Lease.

      4. SUBORDINATION AND NONDISTURBANCE. Tenant's rights under Lease and its leasehold interest the Leased Premises (and any leasehold mortgage encumbering Tenants interest in the same) shall be subject and subordinate to any mortgage, deed of trust or other encumbrance by Landlord of its fee simple and remainder interest in the Property and its rights as Landlord under the Lease ("FEE MORTGAGE"); provided however, Landlord shall use commercially reasonable efforts to obtain from a senior landlord, if any now existing, or in the future created, and every such mortgagee and holder of a Fee Mortgage encumbering Landlord's interest in the Leased Premises (collectively, the "FEE MORTGAGEES"), a commercially reasonable agreement, in recordable form, wherein subject to the rights of access and inspection specifically reserved in the Lease to Landlord, any Senior Landlord and any Fee Mortgagee, each Fee Mortgagee agrees to not disturb Tenant's possession, occupancy or use of the Leased Premises or deprive Tenant of any rights specifically granted to Tenant in the Lease or increase any of its monetary obligations, or materially increase any other obligations of Tenant under the Lease, so long as Tenant is not in default (following all applicable notice and cure periods) of its obligations under the Lease.

      5. TENANT FINANCING. Subject to the terms and conditions set forth in
Section 26(c) of the Lease, Tenant may grant to its Lender (as defined in the Lease) a security interest in, among other things, (a) its interest under the Lease pursuant to a collateral assignment of the Lease or leasehold deed of trust provided that it shall not encumber or be deemed to encumber Landlord's fee simple and remainder interest in Property or Landlord's rights as landlord under the Lease ("COLLATERAL ASSIGNMENT"), and (b) a security interest in, among other things, some or all of the furniture, trade fixtures, equipment, machinery, inventory, products, materials and any and all other property now owned or after acquired by Tenant that is not a structural element of the Building or a part of any Building system and is located on or used in connection with the Leased Premises, regardless of the method or manner in which such property may be affixed to the Building (collectively, the "TENANT'S PROPERTY") and in no event shall Tenant's Property become or be deemed to be fixtures and improvements of the Leased Premises regardless of the method or manner in which such property may be affixed thereto, provided that such security interest in Tenant's Property shall in no event encumber or be deemed to encumber the Building, or any structural element or part of any Building system or other real property improvement now or hereafter located on the Property, or Landlord's fee simple and remainder interest in Property or Landlord's rights under the Lease. Upon a Tenant Default, as defined in Section 26(c) of the Lease, Lender or the holder of any Collateral Assignment shall be entitled to notice, right to cure, the right to enter into a new lease with Landlord, and other provisions for the benefit of Lender or such holder, all as specifically set forth in, and subject to the covenants, terms and conditions of, Section 26(c) of the Lease.

      6. NOTICE. Addresses of parties to the Lease for purposes of notice are as set forth above.

      7. CONSTRUCTION. Nothing contained herein shall modify the Lease or be deemed to create or grant any rights, liabilities or obligations of or to any party or third parties other than as specifically set forth in the Lease. In the event of any conflict between this Short Form of Lease and the Lease, the terms and conditions of the Lease shall control.

      8. COUNTERPARTS. This Short Form of Lease may be executed in counterparts; each of which may be deemed an original and all of which together shall constitute a single instrument.

    [Balance of page intentionally blank; signature and notary pages follow.]

      IN WITNESS WHEREOF, the undersigned have executed this Short Form of Lease on the day and year first above written.

                                           LANDLORD:

                                           800 FEDERAL BLVD LLC, a Delaware
                                           limited liability company

                                           By: /s/ Michael Desaye
                                               -----------------------------
                                           Name: MICHAEL DESAYE
                                           Title: Member

                                           TENANT:

                                           FMI INTERNATIONAL LLC, a Delaware
                                           limited liability company

                                           By: /s/ Christopher Bock
                                               -----------------------------
                                           Name: CHRISTOPHER BOCK
                                           Title: VICE PRESIDENT

STATE OF NJ                         )
                              )     ss.
COUNTY OF Middlesex           )

      I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Michael Desaye personally known to me to be the member of 800 FEDERAL BLVD LLC, a Delaware limited liability company, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he, being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said trust, pursuant to the authority given him by the trust, as his own free and voluntary act, for the uses and purposes therein set forth.

      Given under my hand and notarial seal this 23rd day of September, 2004.

                                           /s/ Nancy E. Andersen
                                           -------------------------------------
                                           NOTARY PUBLIC

                                                     NANCY E. ANDERSEN
                                               NOTARY PUBLIC OF NEW JERSEY
                                           MY COMMISSION EXPIRES SEPT. 25, 2005

My Commission Expires:

STATE OF Colorado                   )
                              )     ss.
COUNTY OF Denver              )

      I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Christopher J. Bock personally known to me to be the _________________ of FMI INTERNATIONAL LLC, a Delaware limited liability company, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he, being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said trust, pursuant to the authority given him by the trust, as his own free and voluntary act, for the uses and purposes therein set forth.

      Given under my hand and notarial seal this 16th day of September, 2004.

                                           /s/ Sheryl B. Osten
                                           -------------------------------------
                                           NOTARY PUBLIC

My Commission Expires: 3.30.2008

                                           [SEAL]